Exhibit 15.1

Consent of Independent Registered Public Accountant Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-197287) pertaining to the Equity Incentive Plan of China Yuchai International Limited of our reports dated April 16, 2018, with respect to the consolidated financial statements of China Yuchai International Limited and the effectiveness of internal control over financial reporting of China Yuchai International Limited included in its Annual Report (Form 20-F) for the year ended December 31, 2017.

/s/ Ernst & Young LLP

April 16, 2018